UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

710 Route 46 East, Suite 206

Fairfield, NJ 07004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 17, 2010, an indirect, wholly owned subsidiary of Chesapeake Lodging Trust (the “Company”) entered into a definitive agreement to acquire the Company’s initial hotel property, the 498-room Hyatt Regency Boston, from an affiliate of Hyatt Hotels Corporation (“Hyatt”) for cash consideration of $112 million, plus customary pro-rated amounts and closing costs. The transaction was completed on March 18, 2010. The Company funded the purchase price from the proceeds of its initial public offering, which was completed in January 2010. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

In connection with the closing of the transaction, the Company delivered a management agreement, substantially in the form previously negotiated with Hyatt as disclosed in the Company’s IPO registration statement, pursuant to which the Company engaged Hyatt to continue to manage the hotel under the Hyatt Regency flag. The initial term of the management agreement is twenty years, subject to two 10-year renewal options exercisable by Hyatt and the Company’s right to terminate the agreement after the fifth year of the initial term if the hotel fails to meet targeted levels of revenue per available room and gross operating profit for two consecutive years. As manager, Hyatt generally will have sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the hotel. In addition, Hyatt generally will provide all managerial and other employees for the hotel, oversee the operation and maintenance of the hotel, prepare reports, budgets and projections, and provide other administrative and accounting support services to the hotel. The agreement requires the Company to pay Hyatt an annual base management fee equal to 3% of the hotel’s total gross operating revenue, and an annual incentive management fee equal to 20% of the amount, if any, by which the hotel’s adjusted profit (as defined in the agreement) exceeds an 11% preferred return on the Company’s invested capital in the hotel.

An affiliate of Hyatt owns approximately 4.9% of the Company’s outstanding common shares of beneficial interest.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) financial statements of businesses acquired and pro forma financial information.

The financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable, but in no event later than June 3, 2010.

(d) Exhibits. Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release issued March 18, 2010